TRANSFER AGENCY SERVICE AGREEMENT

Schedule A

FUNDS TO BE SERVICED

Jacobs & Company Mutual Fund

Abacus Value Fund

The Rational Investor Fund

The Biondo Fund

Critical Math Fund

The Gaming and Casino Fund

This schedule was amended on December 19, 2005 to add The Biondo and Critical Math Funds. This schedule was amended on March 6, 2006 to add The Gaming and Casino Fund.

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-6

THE GAMING AND CASINO FUND

FEES AND EXPENSES

For the services rendered by GFS, in its capacity as transfer agent to the Fund, the Fund shall pay to GFS, the following transfer agent fees, out-of-pocket expenses, activity charges, and special reports charges, which shall be billed to the Fund monthly:

1.    TRANSFER AGENT FEES

2.     DATA CONVERSION FEE FROM PREVIOUS TRANSFER AGENT: No Charge.

3.     SERVICE FEE:

The greater of the annual minimum or the per account charges:

Annual Minimum: $15,000 per class

or

Per Account Charges: $14.00 annual fee per account, plus $2.00 per closed account

Monthly Calculation:  The greater of the Monthly Minimum Fee or the number of shareholder accounts multiplied by $14.00 and $2.00 for open and closed accounts, respectively.

      The Fund shall reimburse GFS for all out-of-pocket expenses, including but not limited to the following:

o  Telephone and Toll Free Lines

o  Printing Fund Documents

o  Bank Fees

o  NSCC Charges

o  Postage

o  Pre and Post Sale Fulfillment

o  Proxy Services

o  Travel Requested by the Trust, on behalf of the Fund

o  Tax Reporting

o  Record Storage

o  Fund Stationery and Supplies

o  Pro rata portion of annual SAS 70 review

o  All other out-of-pocket expenses incurred on behalf of the Fund

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-6

THE GAMING AND CASINO FUND

FEES AND EXPENSES

4.   DATA DE-CONVERSION FEE:

A one-time Data De-Conversion fee of $10,000 shall be charged upon a cancellation or termination of this Agreement by the Trust for any reason other than liquidation of the Funds.  No fee shall be payable upon a cancellation or termination by GFS.

5.    ACTIVITY CHARGES

6.     GENERAL ACTIVITY CHARGES:

•     24 Hour Automated Voice Response:

•     Initial set-up (one-time) charge:                                  $750.00 per fund

•     Monthly charge                                                          $  50.00 per fund

•     Customer Service Calls:                                             $    2.50 per call

•     Manual Transactions:                                                 $    1.00 per transaction

•     New Account Opening: (manual)                               $    2.50 per account

•     New Account Opening: (electronic)                           $    0.40 per account

•     Incoming IRA Transfer from prior custodian:              $  25.00

•     IRA Transfer to successor custodian:                         $  25.00

Bank Charges (Pass Through Charges):

Annual Charge for maintaining a DDA Account on a bank system equals $200.00 per DDA Account.

Transfer Agency wire from mutual funds DDA Accounts to Custodian Bank equals $5.25 per wire.

Bank charges are subject to change since they are a pass through charge from a bank, which is a separate institution from Gemini Fund Services.

1.   INTERNET ACCESS:

Each Shareholder/Adviser/Broker hit billed at $0.15 per hit.  Initial fund group setup charges will be based on the number of hours multiplied by the hourly charges indicated below under Special Reports Charges.

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-6

THE GAMING AND CASINO FUND

FEES AND EXPENSES

Additional Internet Functionality includes:

-     Electronic delivery of financial statements such as semi-annual and annual reports and shareholder prospectuses $0.15 per occurrence per item.

-     Electronic delivery of shareholder confirms and statements $0.15 per occurrence per item.

-     Electronic subsequent purchases and redemptions via the internet $0.15 per occurrence.

-     Access to Gemini Fund Services E-Form, which is an on-line application for new shareholders.  The E-Form can be filled out on-line, but will require the new shareholder to print, sign and mail into Gemini Fund Services.

-     E-Signature functionality will be provided.

1.   IRA PLAN FEES:

The following fees will be charged directly to the shareholder account:

Annual maintenance fee ………………………………$15.00 / account*

*Includes an $8.00 Bank Custody Fee.

9.    SPECIAL REPORTS CHARGES

      All special reports and/or analyses requested by the Trust, on behalf of the Fund, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

      GFS Senior Staff ………….$150.00 / hour

      GFS Junior Staff …………..$ 75.00 / hour

      MIS Staff ………………….$200.00 / hour

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Transfer Agency and Service Agreement dated May 19, 2005, this 6th day of March, 2006.

NORTHERN LIGHTS FUND TRUST              GEMINI FUND SERVICES, LLC

By:_/s/ Michael J. Wagner_______           By:__/s/ Andrew Rogers_______________

      MICHAEL J. WAGNER, PRESIDENT                     ANDREW ROGERS, SENIOR VICE PRESIDENT